Contacts:

America West Holdings Corp.
Hill and Knowlton
480-693-5729
917-446-8065

US Airways Group, Inc.
703-872-5100

AMERICA WEST HOLDINGS CORPORATION AND US AIRWAYS GROUP, INC. TO MERGE

*    New airline to provide customers full-service offerings and consumer-friendly pricing structure of a low-cost low-fare carrier

*   Transaction is expected to be financed with approximately $1.5 billion of new capital from:

*  $350 million of committed new equity plus a planned rights offering
*  More than $675 million from partners and suppliers
*  $250 million or more from aircraft-related financings and/or sales
*  Expected release of $200-300 million in cash reserves

*    The combination would form one of the industry's most financially stable airlines with $10 billion in annual revenues, approximately $2 billion in total cash and among the lowest debt levels of all major airlines

*    The new airline is expected to have one of the most efficient work groups in the industry. Once the anticipated annual cost savings and revenue synergies of over $600 million are implemented, the new airline will be positioned for profitability at oil prices above $50 per barrel

*    The new airline will operate under a single brand of US Airways, but its operational labor groups will be integrated over two to three years with emphasis on minimizing any dislocations within the work groups

Phoenix, May 19, 2005 - America West Holdings Corporation [NYSE: AWA] and US Airways Group, Inc. [UAIRQ.OB] today announced an agreement to merge and create the first full-service nationwide airline, with the consumer-friendly pricing structure of a low-fare carrier. Operating as the first national low-cost (LCC) hub-and-spoke network carrier, customers can look forward to simplified pricing, international scope, access to low-fare service to over 200 cities across the U.S., Canada, Mexico, the Caribbean and Europe, and amenities that include a robust frequent flyer program, airport clubs, assigned seating and First Class cabin service.

America West Holdings Corporation Chairman, President and CEO Doug Parker said: "Building upon two complementary networks with similar fleets, closely-aligned labor contracts and two outstanding teams of people, this merger creates the first nationwide full service low-cost airline. Through this combination, we are seizing the opportunity to strengthen our business rather than waiting for the industry environment to improve. A combined US Airways/America West places the new airline in a position of strength and future growth that neither of us could have achieved on our own."

US Airways President and CEO Bruce Lakefield said: "US Airways has a strong franchise and great employees that will be enhanced by America West's strengths and success in the low-fare, low-cost marketplace. That we have secured such an impressive slate of equity investors and partner support in a period of such industry uncertainty is a strong indication of the prospects and enthusiasm for this transaction. It has been my objective to ensure the long-term viability of US Airways and the security of our outstanding employees; this merger with America West will accomplish that objective."

Subject to approval by the U.S. Bankruptcy Court overseeing US Airways' pending Chapter 11 case and transaction closing, which is anticipated to occur this fall, the merged airlines will operate under the US Airways brand under the leadership of CEO Doug Parker. The merged airline's 13-member board will be comprised of one member from each of three new equity investment companies, six members from the current America West board, including Parker as chairman, and four members from the current US Airways board, including Lakefield as vice-chairman. The combined airline's headquarters will be consolidated into America West's headquarters in Tempe, Ariz. For regulatory purposes, both airlines will operate under separate operating certificates for a transition period of two to three years, keeping flight crew, maintenance and safety procedures for each airline separate. To ensure that the substantial consumer benefits are realized quickly, however, the airlines will work together to coordinate schedules, frequent flyer programs and other marketing programs as soon as practical.

Lakefield continued: "We believe that the airline created from the merger of US Airways and America West will bring more choices for customers, as we expand the low-fare pricing structure of America West to dozens of new cities, while also offering passenger-service amenities, such as an attractive frequent flyer program, assigned seating and a First Class cabin."

Customers
With the creation of the first full-service nationwide airline, customers will enjoy simplified pricing across an expanded east/west network along with access to international destinations. Both airlines' frequent flyer programs will ultimately be combined once the merger is complete. Members of both programs will retain all of their miles and elite status designation and will receive similar benefits in the merged airline's frequent flyer program. Other customer amenities will include access to airport clubs, assigned seating and First Class upgrades.

Financing
The merger is expected to create one of the industry's most financially stable players, with over $10 billion in annual revenues and a strong balance sheet that includes approximately $2 billion in total cash at closing with which to weather the current industry environment and fund further growth strategies. The airline's strong cash balance is expected to be created through a combination of current cash on hand at US Airways/America West, $350 million of new equity commitments (which may be supplemented with additional commitments), and proceeds from a contemplated $150 million rights offering. In addition, the merged airline will receive cash infusions of over $1.1 billion, principally from partners and suppliers (approximately $675 million), asset-based financings or sales of surplus aircraft (approximately $250 million) and release of certain cash reserves (approximately $200-300 million).

The $350 million of new equity is expected to be provided by four separate investor groups. The new investors are: ACE Aviation Holdings Inc., ($75 million commitment) a Canadian holding company that owns Air Canada, Canada's largest airline with over $7.5 billion in annual revenues; PAR Investment Partners, L.P., ($100 million commitment) a Boston-based investment firm; Peninsula Investment Partners, L.P., ($50 million commitment) a Virginia-based investment firm; and Eastshore Holdings LLC, ($125 million commitment and agreement to provide regional airline services), which is owned by Air Wisconsin Airlines Corporation and its shareholders. The merged company also plans to conduct a rights offering that could provide an additional $150 million of equity financing.

Approximately $675 million of additional cash financing is being secured through a combination of refunding of certain deposits, debt refinancing (which reduces collateralization) and signing bonuses from companies interested in long-term business relationships with the merged airline. The companies have signed commitments or firm proposals for more than $425 million in additional cash liquidity from strategic partners and vendors, including over $300 million in a signing bonus and a loan from prospective affinity credit card providers for the merged company. Negotiations with credit card companies are still in progress. Another $250 million will come from Airbus in the form of a loan. The companies have also agreed that the merged company will be the launch customer for the Airbus A350, with deliveries scheduled from 2011 to 2013.

Synergies
"We are exceptionally pleased with the financial support this transaction has received, but it would not be available if we did not have a business model that worked in today's difficult industry environment," said Parker. "We have created a competitive business that is profitable even with oil prices at $50 per barrel, achieved primarily because of the $600 million of annual net operating synergies. These synergies are higher than generally experienced in airline mergers for two reasons. First, US Airways and America West now have very similar labor costs so there are no large negative synergies related to contract integration, and second, US Airways' bankruptcy allows us to right-size capacity, thus increasing the network synergies."

The $600 million in anticipated annual synergies are the result of route restructuring, revenue synergies and cost savings. Route restructuring synergies of approximately $150-200 million are created by reducing aircraft and unprofitable flying, better matching aircraft size to consumer demand by route and incorporating Hawaii service into the network. Revenue synergies of $150-200 million are achieved by taking two largely regional airlines and creating one nationwide, low-cost carrier that can provide more choice for consumers when combined with improving connectivity across both airlines' networks and by increasing aircraft and other asset utilization. Lastly, the combined airline expects to realize cost synergies of $250-300 million annually by reducing administrative overhead, consolidating both airlines' information technology systems and combining facilities.

In addition to the operating synergies created by the merger, the new relationship with Air Canada provides for even greater operating improvements. The merged airline and Air Canada plan to work together to create value for each other through maintenance contracts, airport handling agreements and the eventual expansion of the Star Alliance agreement, which could include codesharing with Air Canada, consistent with the U.S.-Canada bilateral aviation agreement.

Fleet/Route System
US Airways/US Airways Express currently serves 179 cities and America West/America West Express serves 96 cities. When merged, the combined airline will become the nation's fifth largest airline, as measured by domestic Available Seat Miles (ASMs). The combined airline is expected to operate a mainline fleet of 361 planes (supported by 239 regional jets and 57 turboprops for feed into the mainline system), down from a total of 419 mainline aircraft operated by both airlines at the beginning of 2005.

US Airways projects returning 25 additional aircraft by the end of 2006, in addition to the 46 aircraft that US Airways already has announced it plans to return. Nearly all of the aircraft are being returned to General Electric Capital Aviation Services (GECAS). The combined airline also will take delivery of 13 Airbus A320 family aircraft previously ordered by America West Airlines. Airbus has also agreed to reschedule and reconfirm 30 narrow body A320-family aircraft deliveries from 2006 - 2008 to 2009 - 2010. To rationalize international flying, the merged company will work with Airbus to transition to an all-Airbus international fleet of A330 aircraft and, beginning in 2011, A350 aircraft.

Once fully integrated, the airline plans to have primary hubs in Charlotte, Phoenix and Philadelphia, and a secondary hub in Las Vegas. The merged airline plans to have focus cities in Boston, New York/LaGuardia, Pittsburgh and Washington, D.C., and Fort Lauderdale.

People/Culture
US Airways currently employs 30,100 people and America West employs 14,000 people. Contract integration of represented employees is expected to occur after integrated seniority lists have been negotiated between each respective airline's labor groups.

America West's Parker continued: "Although US Airways and America West are clearly two different airlines with two different cultures, our common traits far outnumber our differences. We are all aviation professionals proud of our heritage, eager to serve the traveling public and hopeful for the future. While seniority integration will be a challenge for us and our employees, we will ensure that those issues are discussed and resolved in a fair and equitable manner. Throughout this process, as has always been the case, we will continue our commitment of open and honest communication with our employees. We are building a new future that will present far greater job security and growth opportunities than either airline would have achieved on its own, and we are doing so with the ability for all to share in the collective upside."

Equity Allocation
The $350 million of private equity commitments are based upon a total implied private full equity value of $850 million for the merged corporation. Of that $850 million valuation, 45 percent will be allocated to America West, 41 percent to the new equity and 14 percent to US Airways. This valuation results in an implied value of $6.12 per share for the publicly traded America West stock, taking into effect dilution from outstanding warrants and options and the anticipated treatment of convertible securities. The partners have agreed that up to $650 million of total equity can be raised including any proceeds from planned a rights offering. Any additional equity would dilute all participants pro rata. However, any additional equity raised above $350 million will not reduce the $6.12 per share of implied value for the publicly traded America West stock. The right to participate in a rights offering for up to $150 million in common shares of the merged companies is to be allocated 61.5 percent to the stakeholders of US Airways and 38.5 percent to the common stockholders of America West.

Approvals
Under the terms of the agreement, the merger is expected to occur subsequent to confirmation of US Airways' plan of reorganization and emergence from Chapter 11. Because the merger and related equity investments are subject to US Airways' pending Chapter 11 proceedings in the U.S. Bankruptcy Court for the Eastern District of Virginia in Alexandria, the transaction will also have to be approved by the U.S. Bankruptcy Court and will be subject to a competitive bidding process that will be proposed to the Court. The transaction, which has been approved by both company's boards of directors, is also subject to the approval of America West's shareholders.

Both airlines will file the necessary documents for review with the U.S. Department of Justice, the U.S. Department of Transportation and the Securities and Exchange Commission as well as secure other necessary regulatory approvals. In addition, both airlines hold loans with a federal guarantee from the Air Transportation Stabilization Board (ATSB), and the carriers are in joint negotiations with the ATSB on the treatment of those loans under the proposed merger.

US Airways Group, Inc. is being advised by Seabury Group LLC as restructuring advisor and financial advisor and the law firm of Arnold & Porter LLP; advisors for America West Holdings Corp. include Greenhill & Co., LLC as its principal financial advisor, Merrill Lynch & Co. as structuring advisor to certain financings, and the law firms of Skadden, Arps, Slate Meagher and Flom, LLP and Cooley, Godward LLP.

Media Call and Webcast Information
On Thursday, May 19, from 2 p.m. to 3 p.m. PDT (5 - 6 p.m. EDT), America West and US Airways will host a media briefing via telephone conference call. This media briefing will also be webcast live simultaneously on a listen-only basis at the investor relations section of www.americawest.com and www.usairways.com. A replay of the webcast will be archived and available for 30 days. To access the call, dial 913/981-4900 and enter pass code 8829743.

The audio playback of the conference call will be available through May 21, 2005. The numbers to call for the playback are 719/457-0820 or 888/203-1112 and the replay passcode is 8829743.

Press conference location and satellite coordinates
On Thursday, May 19, from 5 p.m. to 5:45 p.m. PDT (8 p.m. to 9:45 p.m. EDT), the airlines will host an in-person press conference at America West Airlines' Corporate Headquarters, 111 W. Rio Salado PKWT in Tempe, Ariz. in the Annex Rooms, south side of the building.

The press conference will be available via telephone on a listen-only basis. Please dial in approximately 15 to 20 minutes prior to the start of the call. Operators will provide instructions on the format being used during the call. The call may last up to 60 minutes including the question-and-answer period. To access the call, dial 304/345-7506 and enter pass code 959620.

The call will also be webcast live on a listen-only basis at the investor relations section of www.americanwest.com. The webcast will be archived for one week.

The audio playback of the conference call will be available through May 26, 2005. The numbers to call for the playback is 402/970-2661 or 877/471-6581 and the replay passcode is 759707.

The press conference will also be available live via satellite through the following feed:

Thursday May 19 2005
4:45 p.m. - 5:45 p.m. PDT
Galaxy 11
KU - Band
Transponder 13
Uplink Freq: 14260 vertical
Downlink Freq: 11960 Horizontal

B-roll footage
The footage will be available with soundbites from Doug Parker and Bruce Lakefield will be available. The B-roll will also feature America West and US Airways aircraft taxiing and taking off and will include air-to-air footage. The B-roll at 6:45 p.m. PDT and 12:30 a.m. PDT will include clips from the press conference. To access the B-roll, use the coordinates below.
Thursday May 19, 2005 5 p.m. - 5:15 p.m. PDT IA 5 Transponder 7 C-Band Downlink: 3840 Vertical	Thursday May 19, 2005 6:45 p.m. - 7:00 p.m. PDT IA 5 Transponder 7 C-Band Downlink: 3840 Vertical	Friday May 20, 2005 12:30 a.m. - 12:45 a.m. PDT IA 5 Transponder 7 C-Band Downlink: 3840 Vertical

Preview and access this video on Pathfire DMG: 21814. Search within the PR Newswire or MultiVu section by story ID number 21814 or by headline. For technical assistance call Pathfire Customer Care at 1-888-345-0489 or e-mail support@pathfire.com.

Analyst Call and Webcast Information
On Friday, May 20, from 5:30 a.m. to 6:30 a.m. PDT (8:30 - 9:30 a.m. EDT), America West will host a analyst briefing via a telephone conference call. This analyst briefing will also be webcast live simultaneously on a listen-only basis at the investor relations section of www.americawest.com. A replay of the webcast will be archived and available for 30 days. To access the call, dial 913/981-4900 and enter pass code 4249724.

The audio playback of the conference call will be available through May 22, 2005. The numbers to call for the playback are 719/457-0820 or 888/203-1112 and the replay passcode is 4249724.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" and similar terms used in connection with statements regarding the companies' outlook, expected fuel costs, the RASM environment, and the companies' respective expected 2005 financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation ("America West") and US Airways Group, Inc. ("US Airways" and, together with America West, the "companies"), including future financial and operating results, the companies' plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of America West and US Airways' management and are subject to significant risks and uncertainties that could cause the companies' actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the companies to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing, in the case of US Airways, or other financing; the ability of the companies to maintain adequate liquidity; the duration and extent of the current soft economic conditions; the impact of global instability including the continuing impact of the continued military presence in Iraq and Afghanistan and the terrorist attacks of Sept. 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the companies to attract and retain customers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; the impact of changes in fuel prices; economic conditions; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; US Airways ability to continue as a going concern; US Airways' ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time; the ability of US Airways to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for US Airways to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of US Airways to obtain and maintain normal terms with vendors and service providers; US Airways' ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on US Airways' liquidity or results of operations; the ability of US Airways to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of US Airways to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; and other risks and uncertainties listed from time to time in the companies' reports to the SEC. There may be other factors not identified above of which the companies are not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The companies assume no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan of US Airways ultimately confirmed, can affect the value of the US Airways' various prepetition liabilities, common stock and/or other equity securities. Accordingly, the companies urge that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Additional factors that may affect the future results of America West and US Airways are set forth in their respective filings with the SEC, which are available at http://www.shareholder.com/americawest/edgar.cfm and http://investor.usairways.com/edgar.cfm, respectively.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, a registration statement, including a proxy statement of America West, and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and proxy statement (when available) as well as other filed documents containing information about US Airways and America West at http://www.sec.gov, the SEC's website. Free copies of America West's SEC filings are also available on America West's website at http://www.shareholder.com/americawest/edgar.cfm, or by request to Investor Relations, America West Airlines 111 West Rio Salado Pkwy, Tempe, Arizona 85281. Free copies of US Airways' SEC filings are also available on US Airways' website at http://investor.usairways.com/edgar.cfm or by request to Investor Relations, US Airways Group, Inc., 2345 Crystal Drive, Arlington, VA 22224.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION
America West, US Airways and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from America West's stockholders with respect to the proposed transaction. Information regarding the officers and directors of America West is included in its definitive proxy statement for its 2005 Annual Meetings filed with the SEC on April 15, 2005. Information regarding the officers and directors of US Airways is included in its 2004 Annual Report filed with the SEC on Form 10-K on March 2, 2005. More detailed information regarding the identity of potential participants, and their interests in the solicitation, will be set forth in the registration statement and proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.